UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC

Item 1.01.        Entry into a Material Definitive Agreement.

On June 24, 2019, Xenetic Biosciences, Inc. (the “Company”) amended (i) that certain Share Purchase Agreement (the “Share Purchase Agreement”) among the Company, Hesperix SA, a Swiss corporation (“Hesperix”), the owners of Hesperix (each, a “Seller” and collectively, the “Sellers”), and Alexey Andreevich Vinogradov, as the representative of each Seller, dated March 1, 2019, and (ii) that certain assignment agreement (the “OPKO Assignment Agreement”) between the Company and OPKO Pharmaceuticals, LLC, dated as of March 1, 2019, to amend the date by which the parties will consummate the Transaction (as defined below) from July 1, 2019 to July 15, 2019. A copy of the amendments are filed as Exhibit 2.1 and Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.03.        Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2019, the Company filed a Certificate of Change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-twelve reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective at 12:01 a.m., Eastern Time, on June 25, 2019. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would result from the Reverse Stock Split will be rounded up to the nearest whole share. The Company expects that upon the opening of trading on June 25, 2019, its common stock will trade on the Nasdaq Capital Market on a split-adjusted basis under the current trading symbol “XBIO” and the new CUSIP number 984015 503. A copy of the Certificate of Change is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Also, on June 24, 2019, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to increase the authorized shares of common stock. As a result of the Authorized Share Increase (as defined below) and after giving effect to the Reverse Stock Split, the Company will have 12,500,000 authorized shares of common stock. The Certificate of Amendment is effective at 12:02 a.m., Eastern Time, on June 25, 2019. A copy of the Certificate of Amendment is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On June 19, 2019, the Company held a Special Meeting of Stockholders (the “Special Meeting”). Below is a summary of the proposals presented at the Special Meeting and corresponding votes.

1)	At the Special Meeting, the vote on the approval of the transaction pursuant to which the Company will acquire the XCART platform technology, as described in the proxy statement/prospectus for the Special Meeting, dated May 22, 2019 (the “Transaction”), is set forth below. In connection with the Transaction, the Company entered into the Share Purchase Agreement, providing for the acquisition by the Company of all the outstanding shares of capital stock of Hesperix (the “Hesperix Acquisition”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
7,520,637	9,893	264,122	1,236,818

2)	At the Special Meeting, the vote on the approval of the issuance of shares of the Company’s common stock, to be issued in connection with the Hesperix Acquisition and in accordance with the OPKO Assignment Agreement, as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
7,517,172	13,358	264,122	1,236,818

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3)	At the Special Meeting, the vote on election of director, Dr. Alexey Vinogradov, effective as of the closing date of the Transaction, was as follows:
FOR	WITHHELD	BROKER NON-VOTE
7,435,719	358,933	1,236,818

4)	At the Special Meeting, the vote on the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock to 150,000,000 shares (the “Authorized Share Increase”), was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,599,104	164,149	268,217	0

5)	At the Special Meeting, the vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Company is not authorized to consummate the transactions contemplated by the aforementioned proposals, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,654,273	98,588	278,609	0

Item 8.01.        Other Events.

On June 24, 2019, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Second Amendment to the Share Purchase Agreement.
3.1	Certificate of Change.
3.2	Certificate of Amendment.
10.1	Second Amendment to the OPKO Assignment Agreement.
99.1	Press release, dated June 24, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: June 24, 2019	Name: James Parslow
Title: Chief Financial Officer

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